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                                                                    Exhibit 10.1

                            The Lubrizol Corporation
                        Annual Incentive Pay Award Letter

Dear _______________,

For our 2005 plan we have set the following targets:

- The size of the pool used to fund performance pay will be tied to the attainment of our 2005 plan and can vary significantly based on overall performance.

- To reach a "targeted pay-out" we must meet the plan for the following metrics with the following weighting factors:

         Metric                            Target           Weighting
         ------                            ------           ---------
EBITDA                                                         60%
Divestitures                                                   20%
Capital Management                                             10%
Organizational Performance                                     10%

-     Meeting all plan objectives will result in the "targeted pay-out".

- Exceeding objectives can increase the "targeted pay-out". Missing those objectives can also significantly decrease it.

- Your individual "targeted pay-out" is a function of your level of responsibility within the corporation and your individual performance.

- The plan has a "circuit breaker" provision. If the company is below its EBITDA target but at or above _____________ in 2005, there will be a reduced pay out. Below _____________, there will be no annual incentive pay awards for anyone regardless of plan performance in other areas.

- The Organization & Compensation Committee of the Board of Directors reserves the right during the year, and when determining pay-out, to alter any of the provisions up or down. Our plan does not provide for guaranteed payments.

What does this mean to you for 2005? Depending on the degree to which targeted performance is achieved, and provided your personal performance remains at a high level, your annual incentive pay would be in the range shown below:

EBITDA Barely Exceeds Circuit     Meets EBITDA Targets and        Exceeds EBITDA Targets by
Breaker and Less Than Plan in     Meets Plan in All Other       ____% and Exceeds Plan in All
        All Areas                         Areas                          Other Areas
        ---------                         -----                          -----------
$______      to     $________     $______    To    $______      $_______     To     $________

If we do not achieve ____________, your performance pay will be ZERO. As a leader, we trust that you'll treat the above information as EXTREMELY CONFIDENTIAL.

Regards,

James L. Hambrick
President and CEO

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